UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):  January 22, 2013

Z TRIM HOLDINGS, INC.
________________________________________________________________________

(Exact name of registrant as specified in its charter)

Illinois                               001-32134                                                                36-4197173
(State or other jurisdiction of incorporation)                     (Commission File Number)                           (I.R.S. Employer Identification No.)

1011 Campus Drive, Mundelein, IL                                                                                      60060
(Address of principal executive offices)                                                                                             (Zip Code)

Registrant’s telephone number, including area code:  (847) 549-6002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

On January 22, 2013, Z Trim Holdings, Inc. (the “Company”), announced that it has entered into a joint development agreement (the “Agreement”) with Newpark Drilling Fluids, LLC (“Newpark”), a drilling fluids company, to develop new, environmentally-friendly drilling fluids and related products that incorporate the Company’s proprietary industrial materials (the “Materials”). A copy of the press release is being furnished as Exhibit 99.1 hereto.

Pursuant to the terms of the Agreement, if products using the Materials are successfully developed, the parties agree to negotiate a definitive supply agreement pursuant to which the Company will supply the Materials to Newpark for use into the products.

Under the terms of the agreement, Newpark has the exclusive right to use the Materials in certain drilling applications, and the Company is restricted for a period of time from developing the Materials for use in those applications.  The Company also granted Newpark a non-exclusive, royalty-free license to use certain of its intellectual property in developing products for the drilling fluids industry.

The Company is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Z Trim Holdings, Inc., issued January 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 22, 2013                                                                Z TRIM HOLDINGS, INC.

(Registrant)

By:           /s/ Stephen Cohen
Stephen Cohen
Chief Executive Officer